Exhibit 21 – Subsidiaries of the Registrant

Listed below are subsidiaries of Cigna Corporation as of December 31, 2019 with their jurisdictions of organization.  Those subsidiaries not listed would not, in the aggregate, constitute a “significant subsidiary” of Cigna Corporation, as that term is defined in Rule 1-02(w) of Regulation S-X.

Entity Name	Jurisdiction

Accredo Health, Incorporated	Delaware
Accredo Health Group, Inc.	Delaware
Allegiance Life & Health Insurance Company, Inc.	Montana
Allegiance Re, Inc.	Montana
American Retirement Life Insurance Company	Ohio
Ascent Health Services, LLC	Delaware
Benefits Management Corp.	Montana
Bravo Health Mid-Atlantic, Inc.	Maryland
Bravo Health Pennsylvania, Inc.	Pennsylvania
CareAllies, Inc.	Delaware
CareCore National, LLC	New York
Central Reserve Life Insurance Company	Ohio
Ceres Sales of Ohio, LLC	Ohio
Cigna & CMB Life Insurance Company Limited	China
Cigna Apac Holdings Limited	Bermuda
Cigna Arbor Life Insurance Company	Connecticut
Cigna Beechwood Holdings, SdC/MTS	Belgium
Cigna Behavioral Health of California, Inc.	California
Cigna Behavioral Health of Texas, Inc.	Texas
Cigna Behavioral Health, Inc.	Minnesota
Cigna Bellevue Alpha, LLC	Delaware
Cigna Benefits Financing, Inc.	Delaware
Cigna Brokerage & Marketing (Thailand) Limited	Thailand
Cigna Cedar Holdings, Ltd.	Malta
Cigna Chestnut Holdings, Ltd.	United Kingdom
Cigna Corporate Services, LLC	Delaware
Cigna Data Services (Shanghai) Company Limited	China
Cigna Dental Health of California, Inc.	California
Cigna Dental Health of Colorado, Inc.	Colorado
Cigna Dental Health of Delaware, Inc.	Delaware
Cigna Dental Health of Florida, Inc.	Florida
Cigna Dental Health of Illinois, Inc.	Illinois
Cigna Dental Health of Kansas, Inc.	Kansas
Cigna Dental Health of Kentucky, Inc.	Kentucky
Cigna Dental Health of Maryland, Inc.	Maryland
Cigna Dental Health of Missouri, Inc.	Missouri
Cigna Dental Health of New Jersey, Inc.	New Jersey
Cigna Dental Health of North Carolina, Inc.	North Carolina
Cigna Dental Health of Ohio, Inc.	Ohio
Cigna Dental Health of Pennsylvania, Inc.	Pennsylvania
Cigna Dental Health of Texas, Inc.	Texas
Cigna Dental Health of Virginia, Inc.	Virginia
Cigna Dental Health Plan of Arizona, Inc.	Arizona
Cigna Dental Health, Inc.	Florida
Cigna Elmwood Holdings, SPRL	Belgium
Cigna Europe Insurance Company S.A.-N.V.	Belgium
Cigna European Services (UK) Limited	United Kingdom
Cigna Finans Emeklilik ve Hayat A.S.	Turkey
Cigna Global Holdings, Inc.	Delaware
Cigna Global Insurance Company Limited	Guernsey, C.I
Cigna Global Reinsurance Company, Ltd.	Bermuda
Cigna Global Wellbeing Holdings Limited	United Kingdom
Cigna Global Wellbeing Solutions Limited	United Kingdom
Cigna Health and Life Insurance Company	Connecticut
Cigna Health Corporation	Delaware
Cigna Health Management, Inc.	Delaware
Cigna Health Solutions India Pvt. Ltd.	India
Cigna Healthcare Holdings, Inc.	Colorado
Cigna Healthcare Mid-Atlantic, Inc.	Maryland
Cigna Healthcare of Arizona, Inc.	Arizona
Cigna Healthcare of California, Inc.	California
Cigna Healthcare of Colorado, Inc.	Colorado
Cigna Healthcare of Connecticut, Inc.	Connecticut
Cigna Healthcare of Florida, Inc.	Florida
Cigna Healthcare of Georgia, Inc.	Georgia
Cigna Healthcare of Illinois, Inc.	Illinois
Cigna Healthcare of Indiana, Inc.	Indiana
Cigna Healthcare of Maine, Inc.	Maine
Cigna Healthcare of Massachusetts, Inc.	Massachusetts
Cigna Healthcare of New Hampshire, Inc.	New Hampshire
Cigna Healthcare of New Jersey, Inc.	New Jersey
Cigna Healthcare of North Carolina, Inc.	North Carolina
Cigna Healthcare of Pennsylvania, Inc.	Pennsylvania
Cigna Healthcare of South Carolina, Inc.	South Carolina
Cigna Healthcare of St. Louis, Inc.	Missouri
Cigna Healthcare of Tennessee, Inc.	Tennessee
Cigna Healthcare of Texas, Inc.	Texas
Cigna Healthcare of Utah, Inc.	Utah
Cigna HLA Technology Services Company Limited	Hong Kong
Cigna Holding Company	Delaware
Cigna Holdings Overseas, Inc.	Delaware
Cigna Holdings, Inc.	Delaware
Cigna Hong Kong Holdings Company Limited	Hong Kong
Cigna Insurance Public Company Limited	Thailand
Cigna Insurance Middle East S.A.	Lebanon
Cigna Insurance Services (Europe) Limited	United Kingdom
Cigna Intellectual Property, Inc.	Delaware
Cigna International Corporation	Delaware
Cigna International Health Services Kenya Limited	Kenya
Cigna International Health Services SDN BHD	Malaysia
Cigna International Health Services BVBA	Belgium
Cigna International Health Services, LLC	Florida
Cigna International Services, Inc.	Delaware
Cigna International Services Australia Pty. Ltd.	Australia
Cigna Investment Group, Inc.	Delaware
Cigna Investments, Inc.	Delaware
Cigna Korean Chusik Hoesa	South Korea
Cigna Laurel Holdings, Ltd.	Bermuda
Cigna Legal Protection UK Ltd.	United Kingdom
Cigna Life Insurance Company of Canada	Canada
Cigna Life Insurance Company of Europe S.A.- N.V.	Belgium
Cigna Life Insurance Company of New York	New York
Cigna Life Insurance New Zealand Limited	New Zealand
Cigna Linden Holdings, Inc.	Delaware
Cigna Magnolia Holdings, Ltd.	Bermuda
Cigna Myrtle Holdings, Ltd.	Malta
Cigna Nederland Gamma B.V.	Netherlands
Cigna Oak Holdings, Ltd.	United Kingdom
Cigna Palmetto Holdings, Ltd.	Bermuda
Cigna Poplar Holdings, Inc.	Delaware
Cigna Spruce Holdings GmbH	Switzerland
Cigna Taiwan Life Assurance Company Limited	Taiwan
Cigna Walnut Holdings, Ltd.	United Kingdom
Cigna Willow Holdings, Ltd.	United Kingdom
Cigna Worldwide General Insurance Company Limited	Hong Kong
Cigna Worldwide Insurance Company	Delaware
Cigna Worldwide Life Insurance Company Limited	Hong Kong
Connecticut General Corporation	Connecticut
Connecticut General Life Insurance Company	Connecticut
CuraScript, Inc.	Delaware
ESI Mail Pharmacy Service, Inc.	Delaware
ESI Partnership	Delaware
ESI Resources, Inc.	Minnesota
eviCore 1, LLC	Delaware
Express Scripts, Inc.	Delaware
Express Scripts Holding Company	Delaware
Express Scripts Pharmaceutical, LLC	Delaware
Express Scripts Pharmacy, Inc.	Delaware
Express Scripts Strategic Development, Inc.	New Jersey
FirstAssist Administration Limited	United Kingdom
Great-West Healthcare of Illinois, Inc.	Illinois
Grown Ups New Zealand Limited	New Zealand
Health-Lynx LLC	New Jersey
Healthsource, Inc.	New Hampshire
HealthSpring, Inc.	Delaware
HealthSpring of Florida, Inc.	Florida
HealthSpring Life & Health Insurance Company, Inc.	Texas
HealthSpring of Tennessee, Inc.	Tennessee
KDM Thailand Limited	Thailand
Life Insurance Company of North America	Pennsylvania
LINA Financial Services	South Korea
LINA Life Insurance Company of Korea	South Korea
Loyal American Life Insurance Company	Ohio
MCC Independent Practice Association of New York, Inc.	New York
Manipal Cigna Health Insurance Company Limited	India
Medco Containment Life Insurance Company	Pennsylvania
Medco Health Services, Inc.	Delaware
Medco Health Solutions, Inc.	Delaware
NewQuest, LLC	Texas
NewQuest Management Northeast, LLC	Delaware
Olympic Health Management Services, Inc.	Washington
OnePath Life (NZ) Limited	New Zealand
Priority Healthcare Corporation	Indiana
Provident American Life and Health Insurance Company	Ohio
PT Asuransi Cigna	Indonesia
Qualcare Alliance Networks, Inc.	New Jersey
Qualcare Captive Insurance Company Inc. PCC	New Jersey
Qualcare Management Resources Limited Liability Company	New Jersey
Qualcare, Inc.	New Jersey
RHP (Thailand) Limited	Thailand
Scibal Associates, Inc.	New Jersey
Sterling Life Insurance Company	Illinois
Tel-Drug, Inc.	South Dakota
Tel-Drug of Pennsylvania, LLC	Pennsylvania
Temple Insurance Company Limited	Bermuda
United Benefit Life Insurance Company	Ohio
Verity Solutions Group, Inc.	Delaware